UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2006

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2006, United Auto Group, Inc., DaimlerChrysler Financial Services Americas LLC and Toyota Motor Credit Corporation entered into an amendment to the Second Amended and Restated Credit Agreement. A copy of the amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. We purchase motor vehicles from DaimlerChrysler Corporation and Toyota Motor Company, affiliates of the respective lenders under the Credit Agreement, for sale at certain of our dealerships.

Item 2.02 Results of Operations and Financial Condition.

On April 18, 2006, United Auto Group issued a press release announcing its first quarter 2006 financial results and other information. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 18, 2006, United Auto Group issued a press release announcing its first quarter 2006 financial results and other information. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 First Amendment dated April 18, 2006 to the Second Amended and Restated Credit Agreement dated September 8, 2004 by and among, United Auto Group, Inc., DaimlerChrysler Financial Services Americas LLC and Toyota Motor Credit Corporation.

Exhibit 99.1 First Quarter 2006 Earnings Press Release.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.

April 18, 2006	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	First Amendment dated April 18, 2006 to the Second Amended and Restated Credit Agreement dated September 8, 2004 by and among, United Auto Group, Inc., DaimlerChrysler Financial Services Americas LLC and Toyota Motor Credit Corporation.
99.1	First Quarter 2006 Earnings Press Release.